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                                                                  EXHIBIT 10.58

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT by and among Dove Entertainment, Inc. (the "Company"), a California corporation, and Ronald Lightstone (the "Executive"), is dated as of the 4th day of February, 1998.

         WHEREAS, the Executive has been duly appointed President and Chief Executive Officer of the Company by resolution duly adopted by the Board of Directors of the Company (the "Board"); and

         WHEREAS, the Executive is willing to serve in the employ of the Company on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties agree as follows:

         1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, on the terms and subject to the conditions set forth herein.

         2. Term of Employment. The term of the Executive's employment under this Agreement (the "Employment Period") shall have commenced on June 10, 1997 and shall end on June 10, 1999, unless extended or terminated earlier in accordance with Section 5.

         3. Titles and Responsibilities.

         a) Titles. During the Employment Period, the Executive shall serve as the President and Chief Executive Officer of the Company. The Executive shall report and be responsible to the Board.

         b) Responsibilities. The Company hereby engages the Executive to provide his exclusive services as president and chief executive officer and to supervise the development, production and publication of books and audio books and to develop and produce motion pictures and television programs for the Company, and to supervise the exploitation and sale of such books, audio books, motion pictures and television programs. The Executive shall be the Company's president, general manager and chief executive officer and shall, subject to the control of the Board, have general supervision, direction and control of the business, affairs and officers of the Company. The Executive shall have the general powers and duties of management usually vested in the office of president and chief executive officer of a corporation; shall have any other powers and duties that are prescribed by the Board or the By-laws of the Company from time to time; and shall be primarily responsible for carrying out all





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orders and resolutions of the Board. Pursuant to the terms and conditions hereof, the Executive hereby accepts such engagement. The Executive shall render all services usually and customarily rendered by and required of presidents, chief executive officers and other executives similarly employed in the publishing, audio book publishing and/or entertainment industry. The Executive shall report only to the Board.

         c) Place of Performance. During the Employment Period, the Executive's office shall be located at the principal executive office of the Company, except for required business travel consistent with the Executive's position. The Company shall provide the Executive with an office, and executive secretary reasonably acceptable to him, and other support reasonably appropriate to his duties.

         d) Business Time. During the Employment Period, the Executive agrees to devote his full business time during normal business hours to the business and affairs of the Company and to perform faithfully, diligently and competently the responsibilities assigned to him hereunder, except for (i) time spent serving on corporate, civic or charitable boards or committees only if and to the extent not substantially interfering with the performance of such responsibilities,
(ii) periods of vacation, disability and sick leave to which he is otherwise entitled under this Agreement, and (iii) activities having a charitable, educational or other public interest purpose only if and to the extent not substantially interfering with the performance of such responsibilities.

         4. Compensation.

         a) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Base Salary") equal to $200,000, payable in accordance with the customary payroll as in effect from time to time for executives of the Company.

         b) Restricted Stock Award. On January 9, 1998, the Company shall grant to the Executive 400,000 shares of common stock of the Company (the "Grant Shares"). Ownership of the Grant Shares shall vest in the Executive as follows:
On the tenth day of each month, commencing July 10, 1997, 1/36 of the Grant Shares shall vest in the Executive, such that after the third anniversary of July 10, 1997, ownership in all of the Grant Shares shall be vested in the Executive. Ownership in the Grant Shares shall continue to vest in the Executive in accordance with the preceding schedule whether or not the Executive shall be employed by the Company; provided that (i) if the Executive is terminated for Cause (as provided in Section 5(c) hereof), the Executive shall not be entitled to receive any Grant Shares that have not vested prior to the date of termination and (ii) if, at any time, the Executive is in breach of Section 8 of this





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Agreement, the Executive shall not be entitled to receive any Grant Shares that would vest during such time.

         In addition, all Grant shares shall vest immediately upon the death of the Executive.

         At the time of issuance, all Grant Shares shall be "restricted shares" as such term is defined in Rule 144 of the Securities Act of 1933, as amended (the "Securities Act").

         The Company shall notify the Executive no later than twenty(20) days prior to the filing of any registration statement under the Securities Act on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance under applicable securities and "blue sky" laws with respect to any shares of common stock of the Company, and will afford the Executive an opportunity to include in such registration all or part of the Grant Shares. All expenses of such registration shall be borne by the Company.

         c) Vacation. During the Employment Period, the Executive shall be entitled to three (3) weeks paid vacation per year.

         d) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business-related expenses incurred by the Executive in accordance with the policies and procedures of the Company as applicable to its executives.

         e) Car Allowance. During the Employment Period, the Executive shall be entitled to automobile allowance of $1,000 per month.

         f) Other Executive Benefits. Without limiting the foregoing provisions of this Section 4, during the Employment Period the Executive shall be entitled to participate in or be covered under all compensation, pension, retirement and welfare and fringe benefit plans, programs and policies of the Company applicable to executives of the Company generally, provided, however, that he shall not be entitled to participate in any bonus plan or stock option plan except in the sole discretion of the Board.

         5. Termination.

         a) Death or Disability. The Executive's employment pursuant to this Agreement shall terminate automatically upon the Executive's death. The Company may terminate the Executive's employment for Disability by giving to the Executive notice of its intention in accordance with Section 5(e) unless the Executive returns to the performance of his employment in accordance with
Section 3(b) with 60 days after receipt of such notice. For purposes of this Agreement, "Disability" means any





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physical or mental condition that renders the Executive unable to perform the functions of his employment in accordance with Section 3(b) for 60 consecutive days or for a total of 90 days in any period of 360 consecutive days.

         b) Voluntary Termination After Change in Control. Notwithstanding anything in this Agreement to the contrary, after a Change in Control the Executive may voluntarily terminate his employment at any time (i) for any reason upon six months' written notice to the Company or (ii) on account of the Executive's serious illness which would prevent him from performing his responsibilities of employment in accordance with Section 3(b), which illness is duly documented, upon written notice pursuant to Section 5(e) but without any notice period. In the event of any termination pursuant to this Section 5(b), the Executive shall have no further obligation to the Company under this Agreement, except as provided in Section 9.

         c) Cause. The Company may terminate the Executive's employment for Cause. For purposes of this Agreement, "Cause" means (i) gross negligence or willful misconduct of the Executive that is materially and demonstrably injurious to the Company; (ii)(ii)fraud, theft, embezzlement, conviction of the Executive by final judgment of a felony or misdemeanor involving dishonesty; or
(iii) the occurrence of any matter relating to the Executive of the type set forth in Item 401(f) of Regulation S-K promulgated by the Securities and Exchange Commission.

         d) Good Reason. The Executive may terminate his employment for Good Reason. For purposes of the Agreement, "Good Reason" means (i) a material breach by the Company of any of the provisions of this Agreement or (ii) the failure by the Company to obtain an agreement from any successor to assume and agree to perform this Agreement, as contemplated by Section 12(b).

         e) Notice of Termination. Any termination by the Company for Cause or Disability or by the Executive for Good Reason shall be communicated by a written notice (a "Notice of Termination") to the other party hereto given in accordance with Section 13(d). A "Notice of Termination" shall set forth in reasonable detail the events giving rise to such termination.

         f) Date of Termination. For purposes of this Agreement, the term "Date of Termination" means (i) in the case of termination for Disability, 30 days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of his duties during such 30-day period);
(ii) in the case of termination for Cause, the date specified in the Notice of Termination; (iii) in the case of any other termination for which a Notice of Termination is required, 30 days after Notice of Termination is given or, if later, the date specified therein, as the case may be; and (iv) in all other cases, the actual date on which the Executive's employment terminates during the Employment Period.





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         6. Obligations of the Company Upon Termination.

         a) Death, Disability, Cause and Voluntary Termination. If at any time before or after a Change in Control the Executive's employment is terminated by the Company during the Employment Period by reason of the Executive's death, Disability or for Cause, or is voluntarily terminated by the Executive (other than for Good Reason), the Company shall have no further obligation to the Executive or the Executive's legal representatives other than (i) those obligations earned for Base Salary that have accrued at the Date of Termination (the "Accrued Obligations"), (ii) those obligations expressly provided under any of the plans referred to in Section 4(e) (the "Benefit Rights") and (iii) in the case of termination of employment by reason of the Executive's death, the payment of an amount equal to the Executive's Base Salary for one year. Notwithstanding anything herein to the contrary, if the Executive's employment is terminated by the Company for Cause as set forth in Section 5(c)(ii) the Company shall have no obligation under this Section 6(a) and shall have no further obligation to the Executive or the Executive's legal representatives.

         b) Termination by the Company other than for Cause or Disability and Termination by the Executive for Good Reason.

         (i) Lump Sum Payments. If during the Employment Period, the Company terminates the Executive's employment other than for death, Cause or Disability, or the Executive terminates his employment for Good Reason, the Company shall provide the Benefit Rights and shall pay to the executive in a lump sum in cash within 15 days of the Date of Termination the sum of the following amounts: (A) the Accrued Obligations; plus (B) an amount equal to the product of (1) one-twelfth times (2) the sum of the Executive's Base Salary times (3) the number full or partial of months remaining in the expired term of the Employment Period, but in no event less than twelve months (such period being the "Severance Period").

          (ii) Welfare Benefits. If during the Employment Period, the Company terminates the Executive's employment other than for death, Cause or Disability, or the Executive terminates his employment for Good Reason, the Company shall provide or cause to be provided to the Executive and his family for the Severance Period continued life, medical and dental and disability insurance benefits at lease equal to those which the Executive was receiving or entitled to receive immediately prior to the termination of employment.

          (iii) Office. If during the Employment Period, the Company terminates the Executive's employment other than for death, Cause or Disability, or the Executive terminates his employment for Good Reason, for the Severance Period, the





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     Company shall provide the Executive with an office and an executive secretary reasonably acceptable to him.

          (iv) Discharge of the Company's Obligations. The Company shall have no further obligations to the Executive in respect of any termination described in this Section 6(b).

          c) Change in Control. A Change in Control shall be deemed to have occurred if at any time Media Equities International, LLC shall not be entitled, directly or indirectly, whether through ownership of stock, corporation, contract or otherwise, to elect a majority of the Board.

          7. No Mitigation: No Offset. In no event shall the Executive be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. Any amounts that may be earned by the executive other than from the Company after the Date of Termination shall not reduce the Company's obligation to make any payments hereunder. The amounts payable by the Company hereunder shall be subject to any right of set off that the Company may assert against the Executive.

          8. Non-competition.

          (a) Scope. In the case of the Executive's termination of employment, including due to the expiration of the Employment Period, the Executive shall not, for one year following the Date of Termination, (a) divert to any competitor of the Company in the business conducted by the Company (the "Designated Industry") any active project of the Company; or (b) solicit or encourage any officer, employee or consultant of the Company to leave their employ for employment by or with any competitor of the Company of the Designated Industry. If at any time the provisions of this Section 8 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 9 shall be considered divisible and shall become and be immediately amended to apply only to such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that this Section 8 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. Nothing in this Section 8 shall prevent or restrict the Executive from engaging in any business or industry other than the Designated Industry in any capacity.

          (b) Irreparable Harm. The Executive agrees that the remedy at law for any breach of this Section 8 shall be inadequate and that the Company shall be entitled to injunctive relief.






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          9. Indemnification. The Company shall indemnify and hold harmless the executive, his heirs and personal representatives to the fullest extent permitted by applicable law, as now or hereafter in effect, with respect to any acts, omissions or events that occurred while the Executive is or was an employee of the Company or serves or served the Company or any other corporation or other enterprise of any kind in any capacity at the request of the Company (an "Enterprise"). Without limiting the generality of the foregoing, the Company shall promptly pay, or reimburse the Executive for, or advance to the Executive amounts for the payment of (a) all of the Executive's reasonable expenses, including attorneys' fees and court costs, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, including any suit seeking recovery under any Company director's and officer's liability policy, or in connection with any appeal thereof, to which the Executive may be party by reason of any action taken or failure to act under or in connection with his service for the Company or an Enterprise; and (b) all amounts required to be paid in settlement of or in satisfaction of a judgment in connection with any such action, suit or proceeding; provided, however, that the Company shall not be required to indemnify or hold harmless the Executive, his heirs or personal representatives in any manner whatsoever in the event that the liability incurred by the Executive resulted from his negligence, fraud, willful malfeasance or willful misconduct.

          10. Arbitration. If a dispute arises between the parties respecting the terms of this Agreement or Executive's employment with the Company, including, without limitation, any dispute with respect to the validity of this Agreement of this arbitration clause, such dispute shall be finally resolved by binding arbitration as follows. The parties agree that any and all disputes, claims or controversies arising out of or relating to this agreement that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before JAMS/Endispute, with copy to the other party. The arbitration will be conducted in accordance with the provisions of JAMS/Endispute's Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with JAMS/Endispute and with one another in selecting an arbitrator from JAMS/Endispute's panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this paragraph may be enforced by any Court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and Angeles, California expenses , including attorneys fees, to be paid by the party against whom enforcement is ordered. Notwithstanding anything to the contrary contained herein, no discovery shall be permitted in the arbitration proceeding.





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          11. Successors.

          a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of an be enforceable by the Executive's legal representatives.

          b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by an agreement in form and substance reasonably satisfactory to the executive, expressly to assume and agree to perform this Agreement.

          12. Miscellaneous.

          (a) Withholding. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the executive has agreed.

          (b) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of California, applied without reference to principles of conflict of law.

          (c) Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered or mailed to the other party by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

              Ronald Lightstone
              (Personal and Confidential)
              c/o Dove Entertainment
              8955 Beverly Boulevard
              Los Angeles, CA  90048






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          If to the Company:

              Dove Entertainment, Inc.
              8955 Beverly Boulevard
              Los Angeles, CA  90048
              Attn.: General Counsel

or to any such other address as either party shall have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only when actually received by the addressee.

          (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement.

          (f) Waiver. Waiver by any party hereto of any breach or default by any other party of any of the terms of this Agreement shall no operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

          (g) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless it is in writing and signed by the party against who enforcement is sought. All prior and contemporaneous agreements and understandings between the parties with respect to the subject matter of this Agreement are superseded by this Agreement.

          (h) Survival. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

          (i) Captions and References. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. References in this Agreement to a section number are references to sections of the Agreement unless otherwise specified.

          (j) Consent to Jurisdiction. Each of the parties to this Agreement hereby submits to the exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States of America located in such state solely in respect of the interpretation and enforcement of the provisions of this interpretation and enforcement of this Agreement, that it is not subject thereto; that such action, suit or proceeding may not be brought or is not maintainable in said courts; that this Agreement may not be enforced in or by said courts; that its property is exempt or immune from execution; that the suit, action or proceeding is brought in an inconvenient forum; or that







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the venue of the suit, action or proceeding is improper. Each of the parties agrees that service of process in any such action, suit or proceeding shall be deemed in every respect effective service of process upon it if given in the manner set forth in Section 13(d).














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          IN WITNESS WHEREOF, the Executive has hereunto set his hand and the
Company has caused this Agreement to be executed in its name on its behalf all as of the day and year first above written.


                                              DOVE ENTERTAINMENT, INC.



                                              By: /s/  NEIL TOPHAM
                                                 ------------------------------
                                                  Neil Topham
                                                  Chief Financial Officer



                                              RONALD LIGHTSTONE



                                              /s/ RON LIGHTSTONE
                                              ---------------------------------









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